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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AmSurg Corp. on Form S-1 of our report dated February 17, 1998 (March 31, 1998 as to Note 15) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 17, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
April 22, 1998